UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events

On August 17, 2015, Grandparents.com, Inc. (the “Company”) retained James D. Robinson III as senior advisor to the Company. Mr. Robinson was Chairman & Chief Executive Officer of American Express from 1977 to 1993. Mr. Robinson is Co-founder and General Partner of RRE Ventures, a technology and early stage venture investor. Mr. Robinson will advise the Company on strategy and business development relating to the Company’s Grand Card initiative as well as other business opportunities. Mr. Robinson’s experience in the financial, investment banking and pharmaceutical industries will be helpful in expanding the Grand Card, a new consumer rebate debit card initiative of the Company which will be functional at pharmacies and certain retail establishments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chief Executive Officer